SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2004

ANCHOR GLASS CONTAINER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)

One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513

(Address of Principal Executive Offices) (Zip Code)

(813) 884-0000

(Registrant’s Telephone Number, Including Area Code)

SIGNATURES
Ex-99.1 Press Release

Item 5.	Other Events.

     On August 2, 2004, Anchor Glass Container Corporation (the “Registrant”) announced that it signed a new supply agreement with Anheuser-Busch Inc. On August 2, 2004, the Registrant issued a press release relating to the forgoing, a copy of which is filed as Exhibit 99.1 hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statement of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

The following exhibits are filed herewith:

99.1 Press Release issued on August 2, 2004.

Item 12.	Results of Operations and Financial Condition.

     On August 2, 2004, the Registrant issued a press release containing financial data relating to the second quarter ended June 30, 2004, a copy of which is filed as Exhibit 99.1 hereto.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION
/s/ Darrin J. Campbell Name: Darrin J. Campbell Title: Executive Vice President and Chief Financial Officer
Date: August 3, 2004